Exhibit 5.1


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June 30, 2004

Four Seasons Hotels Inc.
1165 Leslie Street
Toronto, Ontario
M3C 2K8


Dear Sirs:

We have acted as Ontario counsel to Four Seasons Hotels Inc. (the "Corporation") in connection with the Corporation's Restated Director, Executive and Employee Stock Option Plan (the "Plan"). This opinion is provided in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 of the Corporation (the "Registration Statement") with respect to an aggregate of 500,000 additional Limited Voting Shares (the "Shares") of the Corporation to be issued pursuant to the Plan.

We have examined the articles and by-laws of the Corporation and such other corporate records and proceedings and other materials as we have deemed appropriate and necessary to enable us to give the opinion hereinafter expressed.

In expressing the opinion set forth below, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies thereof and the authenticity of the originals of such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly created and, when issued in accordance with the terms of the Plan upon receipt of the consideration required pursuant to the Plan, will be outstanding as fully paid and non-assessable shares.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours truly,


/s/ GOODMANS LLP












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